COMANCHE CLEAN ENERGY CORPORATION

FORM OF SERIES 2008B WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS WARRANT NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT, PRIOR TO JUNE __, 2009 (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

HEDGING TRANSACTIONS INVOLVING THE WARRANTS OR THE COMMON STOCK UNDERLYING THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. EACH PERSON EXERCISING A WARRANT IS REQUIRED TO GIVE EITHER A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE WARRANT AND THE SECURITIES DELIVERED UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER.

COMANCHE CLEAN ENERGY CORPORATION

Series 2008B Warrant to Purchase
Ordinary Shares

Warrant No.: 2008B- ____________
Number of Ordinary Shares Eligible to Purchase: up to ________ Ordinary Shares at $8.13 per Ordinary Share (each subject to adjustment as provided herein)
Date of Issuance: June ____, 2008 (“Issuance Date”)

Comanche Clean Energy Corporation, a Cayman Islands corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise and surrender of this Warrant, up to [_____] Ordinary Shares (the “Warrant Shares”) at any time or times on or after the Issuance Date, but not after 11:59 P.M., New York time, on the Expiration Date (as defined below). Upon issuance the Warrant Shares shall be fully paid and nonassessable Ordinary Shares of the Company. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Article 1. This Warrant is one of a series of Warrants to purchase Ordinary Shares issued pursuant to that certain Securities Purchase Agreement, dated as of the Issuance Date, by and among the Comanche Parties and the Buyers referred to therein. The Securities Purchase Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Holder’s permitted assigns shall be any Person that purchases this Warrant so long as all of such Person’s purchase complies with the terms of the Securities Purchase Agreement and this Warrant.

ARTICLE 1.

Defined Terms

SECTION 1.1.   Definitions. Capitalized terms used but not otherwise defined herein have the meanings provided in Schedule X-2, and the rules of construction set forth in such Schedule X-2 apply to this Warrant. All dollar amounts in this Warrant, including the symbol “$”, refer to U.S. dollars, unless otherwise specified.

ARTICLE 2. [RESERVED]

ARTICLE 3.

Issuance and Exercise Terms

SECTION 3.1.   Grant and Exercise Price. Upon the terms and subject to the conditions hereinafter set forth, the Company hereby grants to the Holder an irrevocable right (together with any right issued in exchange, transfer or replacement hereof, the “Warrant”) to purchase the Warrant Shares upon exercise of the Warrant at an exercise price of $8.13 per share (the “Exercise Price”), and to exercise the other rights, powers and privileges hereinafter set forth. The Exercise Price and the number of Shares shall be subject to adjustment from time to time as provided in Article 4 hereof. Notwithstanding anything contained herein to the contrary, if by the one year anniversary of the Date of Issuance the Company has not caused Ordinary Shares, including the Warrant Shares, to be listed on the New York Stock Exchange, the American Stock Exchange or any NASDAQ market, or any of their successor markets, (an “Exchange”), the Exercise Price shall be reduced to $7.81 per share. The reduction to the Exercise Price provided in this Section 3.1 shall be in addition to any adjustment to the Exercise Price pursuant to Article 4.

SECTION 3.2.   Exercise Period. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable at any time and from time to time on or after the Issuance Date thereof and before 11:59 p.m., New York time, June ____, 2013 (“the Expiration Date”). Notwithstanding the foregoing, the Holder of this Warrant will be able to exercise such Warrant only if (i) a Registration Statement relating to the Warrant Shares is effective or (ii) the exercise of such Warrant is exempt from the registration requirements of the 1933 Act, pursuant to Section 4(2) or Regulation S thereunder, or another available exemption and, in each case, the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides. If the Warrant is being exercised pursuant to an exemption under Regulation S, upon exercise of any such Warrant, the Company must receive a written opinion of counsel to the effect that the Warrant Shares delivered upon such exercise have been registered under the 1933 Act or such exercise is exempt therefrom.

SECTION 3.3.   Expiration. This Warrant shall terminate and become void and of no value as of the earlier of (a) 11:59 p.m., New York time, on the Expiration Date and (b) the time and date the Warrant is exercised to the extent it is exercised (and shall remain in effect until terminated pursuant to this Section 3.3 to the extent it is not exercised). The Company shall give notice to the Holder not less than 30, and not more than 60, calendar days prior to the Expiration Date that the Warrant will terminate and become void after 11:59 p.m. on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.3, the Warrant will nevertheless expire and become void and of no value after 11:59 p.m. on the Expiration Date.

SECTION 3.4.   Manner of Exercise. This Warrant shall be exercised only upon (a) delivery to the Company of the form of election to purchase Ordinary Shares set forth as Exhibit A hereto (the “Exercise Notice”) completed and duly executed by the Holder hereof and (b) payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which the Warrant is then exercised. Such payment shall be made (i) in U.S. dollars in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose or (ii) by the delivery of the foregoing certificate and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Ordinary Shares equal to the product of (1) the number of shares of Ordinary Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of the Warrant in accordance with part (ii) of the immediately preceding sentence is herein called a “Cashless Exercise”. All provisions herein shall be applicable with respect to an exercise of this Warrant pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. The rights represented by this Warrant shall be exercisable at the election of the Holder thereof either in full or in part at any time and from time to time. In the event that a Warrant is surrendered for exercise in respect of less than all the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, the Holders thereof shall be entitled to receive a new Warrant Certificate exercisable for the Warrant Shares not exercised if such Holder tenders its Warrant Certificate to the Company, in which case such Warrant Certificate shall be cancelled. The Company shall countersign and deliver the required new Warrant Certificates in accordance with the Securities Purchase Agreement.

Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless it is being exercised in whole. The Holder and the Company shall each maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the other, so as not to require physical surrender of this Warrant Certificate upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. In the event the Holder disputes such records of the Company, the terms and provisions of Section 7.7 hereof shall apply. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer its Warrant unless the Holder first physically surrenders its Warrant Certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant Certificate of like tenor, registered on the books of the Company as the Holder may reasonably request, representing the number of Warrant Shares not then exercised. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercises of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

SECTION 3.5.   Issuance of Warrant Shares. Promptly following the Company receipt of the Exercise Delivery Documents as provided in Section 3.4, the Company shall transmit to the Holder and the Company’s Transfer Agent by facsimile, electronic transmission or courier a confirmation of receipt of the Exercise Delivery Documents. On or before the Share Delivery Date, the Company shall (X) if legends are not required to be placed on certificates for Warrant Shares pursuant to the Securities Purchase Agreement, provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, and provided, further, that the Holder is eligible to receive shares through DTC, credit such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Holder is not eligible to receive shares through DTC, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder is entitled pursuant to such exercise. The Holder undertakes that whenever the Company credits securities as set forth in clause (X) of the preceding sentence, upon receipt of notice from the Company that the applicable registration statement is not, or no longer is, effective in respect of the resale of such securities, the Holder will not transfer such securities (other than (I) in connection with a transfer, wherein the Holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such transfer may be made without registration under the applicable requirements of the 1933 Act, or (II) the Holder provides the Company with reasonable assurances that the transfer may be effected pursuant to Rule 144 or Rule 144A) until the Company notifies the Holder that the applicable registration statement becomes effective (again). Upon delivery of the Exercise Delivery Documents or notification to the Company of a Cashless Exercise referred to in Section 3.4, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares in respect of which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 3.5 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant Certificate representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares in respect of which this Warrant has been exercised. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

SECTION 3.6.   Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be issuable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay, in lieu of issuing fractional shares, an amount in cash equal to the Current Market Value per Warrant Share, as determined on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

SECTION 3.7.   Reservation of Warrant Shares. The Company shall at all times prior to the Expiration Date or the time at which all Warrants issuable pursuant to this Warrant have been exercised keep reserved out of its authorized shares of Ordinary Shares a number of shares of Ordinary Shares sufficient to provide for the exercise of all outstanding Warrants including this Warrant. All Warrant Shares which may be issued upon exercise of this Warrant shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Before taking any action which would cause an adjustment pursuant to Article 4 to reduce the Exercise Price below the then par value (if any) of the Ordinary Shares, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Ordinary Shares at the Exercise Price as so adjusted.

SECTION 3.8.   Compliance with Law.

(a) Notwithstanding anything in this Warrant Certificate to the contrary, in no event shall a Holder be entitled to exercise this Warrant unless (i) a Registration Statement filed under the 1933 Act in respect of the issuance of the Warrant Shares is then effective or (ii) the exercise of such Warrant is exempt from the registration requirements of the 1933 Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides.

(b) If any shares of Ordinary Shares required to be reserved for purposes of exercise of this Warrant requires, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such Governmental Authority or listed on the relevant national securities exchange, as the case may be.

SECTION 3.9.   Limitations on Issuance. The Company shall not be obligated to issue any Ordinary Shares upon exercise of this Warrant, and the Holder of this Warrant shall not have the right to receive upon exercise of this Warrant any Ordinary Shares, if the issuance of such Ordinary Shares would exceed the aggregate number of Ordinary Shares which the Company may issue upon conversion or exercise, as applicable, of the Convertible Notes and the Transaction Warrants without breaching the Company's obligations under the rules or regulations of the applicable Eligible Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of Ordinary Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Unless and until such approval or written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of Convertible Notes and Transaction Warrants, Ordinary Shares in an amount greater than the difference of (A) the product of the Exchange Cap multiplied by a fraction the numerator of which is the total number of Ordinary Shares issuable to such Holder upon the exercise of all such Holder's Transaction Warrants and the conversion or all such Holder's Convertible Notes and the denominator of which is the total number of Ordinary Shares issuable upon the exercise of all the Transaction Warrants and conversion of all the Convertible Notes minus (B)(ii) the aggregate number of (x) Conversion Shares that have been issued to such Holder prior to such time upon conversion of any Convertible Notes and (y) Warrant Shares that have been issued to such Holder prior to such time upon exercise of any Transaction Warrants (in respect of each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder's Transaction Warrants, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder shall exercise all of such holder's Transaction Warrants into a number of Ordinary Shares which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of Ordinary Shares actually issued to such holder shall be reallocated to the respective Exchange Cap Allocations of the remaining holders of Transaction Warrants on a pro rata basis in proportion to the aggregate number of Warrant Shares and Conversion Shares issuable upon exercise of the Transaction Warrants and conversion of the Convertible Notes (at the then prevailing conversion price), if any, then held by each such holder.

SECTION 3.10.   Failure to Timely Deliver Securities. If within three (3) Trading Days after the Company’s receipt of the facsimile, electronic or other copy of Exercise Delivery Documents, the Company fails to (x) issue and deliver a certificate for that number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or to credit the Holder's balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon such Holder's exercise of this Warrant unless such failure to so credit was outside the control of the Company, and if on or after such time the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Ordinary Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Ordinary Shares or if legends are not required to be placed on certificates for Ordinary Shares pursuant to the Securities Purchase Agreement, provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the Closing Bid Price on the date of exercise. As used herein “Closing Bid Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7.7 of the Warrant. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period. “Principal Market” means, from time to time, the Eligible Market upon which the Ordinary Shares is admitted or listed and principally trades.

ARTICLE 4.

Antidilution Provisions

SECTION 4.1.   Changes in Ordinary Shares. In the event that at any time or from time to time after the Issuance Date the Company shall (a) pay a dividend or make a distribution on the Ordinary Shares in shares of Ordinary Shares, (b) subdivide its outstanding shares of Ordinary Shares into a larger number of shares of Ordinary Shares, (c) combine its outstanding shares of Ordinary Shares into a smaller number of shares of Ordinary Shares or (d) increase or decrease the number of shares of Ordinary Shares outstanding by reclassification of its Ordinary Shares, then the number of shares of Ordinary Shares issuable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Ordinary Shares upon exercise of such Warrant that such Holder would have owned or would have been entitled to receive had such Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Ordinary Shares, immediately prior to the record date therefore), and the Exercise Price shall be adjusted inversely. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefore in the case of a dividend or distribution in shares of Ordinary Shares, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

SECTION 4.2.   Distribution of Assets. In the event that at any time or from time to time after the Issuance Date the Company shall make a distribution to holders of its Ordinary Shares of its assets including personal property other than cash and securities outside the ordinary course of business, other than in connection with transactions (i) intended to reorganize the organizational structure of the Company or any of its affiliates for tax or other purposes, (ii) made on a non-pro rata basis or (iii) involving a substantially concurrent cash contribution of substantially reasonable exchangeable value by the Ordinary Shares holders to the Company, and, as a direct and sole consequence of such distribution, the Current Market Value of the Ordinary Shares falls below $6.50 per Ordinary Share, then (a) for those transactions closing prior to the third anniversary of the Issuance Date, the Exercise Price shall be adjusted to the then Current Market Value per Ordinary Share determined in accordance with Section 4.13 below by taking into account those Trading Days beginning with the day the Company announced to the public such asset distribution, and (b) for those transactions closing on or after the third anniversary of the Issuance Date, the Exercise Price shall be adjusted to a price determined by multiplying (x) $6.50 per share times (y) the quotient of (i) the Current Market Value of the Ordinary Shares determined in accordance with Section 4.13 below by taking into account those Trading Days preceding the day the Company announced to the public such asset distribution divided by (ii) the Current Market Value of the Ordinary Shares determined in accordance with Section 4.13 below by taking into account those Trading Days beginning with the day the Company announced to the public such asset distribution. Such adjustment shall be made effective retroactively to the announcement date of such distribution of assets. In the event that the Company merges with any person other than a subsidiary or affiliate of the Company and in the event that such a person acquires control of the Company through a tender offer, the adjustments required by this Section 4.2 shall no longer be required.

SECTION 4.3.   Rights Issue. In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Ordinary Shares, entitling such holders to subscribe for or purchase shares of Ordinary Shares or stock or securities convertible into Ordinary Shares, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the price per share of Ordinary Shares issuable upon exercise, conversion or exchange of such right is lower at the record date for such issuance of Ordinary Shares than $6.50 per share of Ordinary Shares, then the Exercise Price for the Warrant which was in effect immediately prior to each such issuance shall be reduced to the “Diluted Price”. The Diluted Price shall equal (a) with regard to transactions closing prior to the third anniversary of the Issuance Date, the price per Ordinary Share paid upon such conversion or exchange or, with regard to Section 4.4 below, upon issuance, and (b) with regard to transactions closing after the third anniversary of the Issuance Date, the product of (i) the Exercise Price (subject to adjustment pursuant to this Article 4) and (ii) the quotient of (x) the number of then outstanding shares of Ordinary Shares on a fully diluted basis (assuming the exercise of all outstanding options, rights (including, without limitation, stock appreciation rights (“SARs”)), convertible notes and warrants and the conversion into Ordinary Shares of all other convertible securities) plus the number of shares of Ordinary Shares that would have been issued in such transaction if the per share consideration in such transaction had been $6.50 per Ordinary Share, divided by (y) the number of then outstanding shares of Ordinary Shares on a fully diluted basis (assuming the exercise of all outstanding options, rights and warrants and the conversion into Ordinary Shares of all convertible securities) plus the number of shares of Ordinary Shares issued in connection with such transaction. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. Notwithstanding any other provision of this Section 4.3, the Exercise Price shall not be adjusted pursuant to this Section 4.3 in connection with the issuance or sale of rights, options, warrants or convertible or exchangeable securities in connection with: (a) a firm commitment underwritten public offering of rights, or convertible or exchangeable securities by the Company, (b) a private placement of rights or convertible or exchangeable securities by the Company in which at least 50% of the securities being issued are issued to Persons who are not Affiliates of the Company or any holder of Ordinary Shares other than the Warrants or the Warrant Shares, and (c) the issuance or grant of rights or options to the Company’s employees under bona fide employee benefit plans adopted by the Board and approved by the holders of Ordinary Shares when required by law, provided the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 4.3 to the extent that such rights or options issued in any one year would upon exercise result in the issuance of shares exceeding 2% of the total number of shares of Ordinary Shares outstanding on the date hereof, provided that any unused amounts may be carried over in subsequent years, and (ii) to the extent that such rights or options, together with any additional shares issued under Section 4.4, issued in aggregate would upon exercise result in the issuance of shares exceeding 14% of the total number of shares of Ordinary Shares outstanding on the date hereof.

If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Ordinary Shares subject to this Section 4.3, the consideration allocated to each such security shall be determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Company, a copy of which will be sent to Holders upon request.

SECTION 4.4.   Issuance of Additional Shares of Ordinary Shares.

(a) Subject to Section 4.4(b), in the event that at any time or from time to time the Company shall issue shares of Ordinary Shares for a consideration per share that is less than $6.50 per Ordinary Share, then the Exercise Price for the Warrant which was in effect immediately prior to each such issuance shall be reduced to the Diluted Price; provided, however, that no adjustment to the Exercise Price shall be made as a result of (i) the issuance of shares of Ordinary Shares in bona fide public offerings that are underwritten or in which a placement agent or underwriter is retained by the Company, (ii) the exercise of rights or options issued to the Company’s employees under bona fide employee benefit plans adopted by the Board and approved by the holders of Ordinary Shares when required by law, if such Ordinary Shares would otherwise be covered by this Section 4.4 (but only to the extent that the aggregate number of shares excluded hereby would upon exercise result in the issuance of shares exceeding 2% of the total number of shares of Ordinary Shares outstanding on the date hereof, provided that any unused amounts may be carried over in subsequent years), (iii) the issuance of shares of Ordinary Shares in connection with acquisitions of products and businesses other than to Affiliates of the Company or (iv) the exercise of the Warrants. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 4.4 which shall have the effect of decreasing the number of shares of Ordinary Shares issuable upon exercise of this Warrant or increasing the Exercise Price.

(b) Notwithstanding Section 4.4(a), the Company is not required to make an adjustment pursuant to Section 4.4(a) if at the time of an issuance or sale of additional shares of Ordinary Shares to holders of Ordinary Shares, the Company offers the same sale or issuance of additional shares of Ordinary Shares to Holders as it makes to holders of Ordinary Shares pro rata based on the number of shares of Ordinary Shares for which such Warrant are exercisable (whether or not currently exercisable).

SECTION 4.5.   Combination; Liquidation. In the event of any Combination, the Holder shall have the right to receive upon exercise of the Warrants such number of securities or amount of property which the Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. The Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will enter into an agreement with the Company confirming the Holder’s rights pursuant to this Section 4.5 and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.5 shall similarly apply to successive Combinations involving any Successor Company.

SECTION 4.6.   Tender Offers: Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Ordinary Shares pursuant to a tender offer or an exchange offer for a price per share of Ordinary Shares that is greater than $6.50 per share of Ordinary Shares, then there shall thereafter be deliverable upon the exercise of this Warrant or any portion hereof the same amount of cash to which the Holder would other have been entitled had the Holder exercised its Warrant less the Exercise Price, to the extent the Holder has then exercised, immediately prior to the expiration of the tender offer or exchange offer.

SECTION 4.7.   [Reserved.]

SECTION 4.8.   Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant, as applicable, shall be readjusted pursuant to the applicable section of Article 4 as if (a) the only shares of Ordinary Shares issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Ordinary Shares, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Ordinary Shares actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.1) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of this Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

SECTION 4.9.   Minimum Adjustment. The adjustments required by the preceding sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Ordinary Shares issuable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of Ordinary Shares issuable upon exercise of this Warrant immediately prior to making such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Ordinary Shares shall be taken into account to the nearest one-hundredth of a share.

SECTION 4.10.   Notice of Adjustment. Whenever the Exercise Price or the number of Ordinary Shares and other property, if any, issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall deliver to the Holder a certificate of a firm of independent accountants selected by the Board of Directors (who may, to the extent it would not compromise its “independence”, be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Ordinary Shares was determined, if either of such determinations were required), and specifying the Exercise Price after giving effect to such adjustment. The Company shall promptly cause the Company to mail a copy of such certificate to each Holder in accordance with Section 7.2.

SECTION 4.11.   Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Ordinary Shares or to make any other non-cash dividend or distribution to the holders of its Ordinary Shares, (b) offer the holders of its Ordinary Shares rights to subscribe for or to purchase any securities convertible into shares of Ordinary Shares or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Ordinary Shares, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Ordinary Shares or (iii) securities convertible into or exchangeable or exercisable for Ordinary Shares (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (f) make a tender offer or exchange offer with respect to the Ordinary Shares, the Company shall send to the Holder a notice of such proposed action or offer, such notice to be mailed by the Company to the Holder at its address as it appears in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Ordinary Shares, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Ordinary Shares and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Ordinary Shares and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, (x) in the case of any action covered by clause (a) or (b) above, at least five (5) Business Days prior to the record date for determining holders of the Ordinary Shares for purposes of such action or (y) in the case of any other such action, at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Ordinary Shares, whichever shall be the earlier.

SECTION 4.12.   Adjustment to Warrant Certificate. The Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Ordinary Shares issuable upon exercise of the Warrants as are stated in this Warrant Certificate initially issued pursuant to the Securities Purchase Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

SECTION 4.13.   Current Market Value. For the purpose of any computation of Current Market Value under this Article 4 and Sections 3.4 and 3.6, the “Current Market Value” per share of Ordinary Shares at any date shall be (a) for purposes of Sections 3.4 and 3.6, the closing price on the Business Day immediately prior to the date of the exercise of the applicable Warrant pursuant to Section 3.4 and (b) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive Trading Days ending on the last full Trading Day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full Trading Day prior to the Time of Determination. The term “Time of Determination” as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Value is to be computed and (B) the last full Trading Day on such exchange or market before the commencement of “ex-dividend” trading in the Ordinary Shares relating to the event giving rise to the adjustment required by this Article 4. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Ordinary Shares are listed or to which such shares are admitted to trading or (2) if the Ordinary Shares is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the NASDAQ National Market or any comparable system or (3) if the Ordinary Shares is not listed on the NASDAQ National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 4.13, the Current Market Value per share shall be the fair market value thereof determined in good faith by the Board with the unanimous approval of the independent directors of the Board.

ARTICLE 5.

SECTION 5.1.   Registration Rights. The Company is obligated to register the Warrant Shares for resale under the 1933 Act pursuant to the Registration Rights Agreement attached hereto as Exhibit B. The Ordinary Shares issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of this Warrant shall be entitled to all the benefits afforded to a Holder of any such Regsitrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a Holder of such Registrable Securities.

ARTICLE 6.

SECTION 6.1.   Representations and Agreements of the Company. The Company represents and warrants to and agrees as of the date hereof as follows:

(a) This Warrant will not, as of the Issuance Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted on a U.S. automated inter-dealer quotation system.

(b) The Company will not, by amendment of its Articles of Association, Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant.

(c) All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof.

(d) [Reserved.]

(e) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the assets of the Company and it shall be a condition to the closing of any of the foregoing transactions that such successor entity (i) complies with the terms of, and satisfies the conditions in, Section 4.5 above.

(f) The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(f), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

ARTICLE 7.

Miscellaneous

SECTION 7.1.   Rights of Holders.

Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

SECTION 7.2.   Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

if to the Company:	Comanche Clean Energy Corporation
One Dock Street
Stamford, CT 06902
Attention: Thomas Cauchois
Telecopy: 203-326-4570

with a copy to:	Baker & McKenzie LLP
815 Connecticut Avenue, NW
Washington, D.C. 20006
Attention: Marc R. Paul
Telecopy: 202-452-7074

The Company by notice to the Holder may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

SECTION 7.3.   Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Warrantholders of This Series; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Series B Warrants then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration also is offered to all of the Holders of the Series B Warrants.

SECTION 7.4.   GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

SECTION 7.5.   Successors. All agreements of the Company in this Warrant shall bind its successors.

SECTION 7.6.   Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 7.7.   Severability. The provisions of this Warrant are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant in any jurisdiction.

SECTION 7.8.   Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, promptly, and in any event within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank agreed to by the Company and the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. If such investment bank or accountant agrees with the Company’s determination or calculations (as the case may be), then the Holder shall reimburse the Company for the expense it incurred to cause the investment bank/accountant to perform such determination or calculation (the “Evaluation Expense”). If Exercise Price or the Warrant Shares as determined or calculated (as the case may be) by such investment bank or accountant (the “Third Party Determination”) falls in between the Exercise Price or Warrant Shares as determined or calculated (as the case may be) by the Company (the “Company Determination”) and the Exercise Price or the Warrant Shares as determined or calculated (as the case may be) by the Holder (the “Holder Determination”), then the Holder shall reimburse the Company for a fraction of the Evaluation Expense of which the denominator shall be the absolute difference between the Company Determination and the Holder Determination and of which the numerator shall be the absolute difference between the Holder Determination and the Third Party Determination.  If the Third Party Determination of the Exercise Price is greater than the Company Determination of the Exercise Price or the Third Party Determination of the number of Warrant Shares is less than the Company Determination of the Warrant Shares, then the Holder shall reimburse the Company for the entire Evaluation Expense. If the Third Party Determination of the Exercise Price is lower than the Holder Determination of the Exercise Price or the Third Party Determination of the number of Warrant Shares is greater than the Holder Determination of the number of Warrant Shares, then the Holder shall not reimburse the Company for any Evaluation Expense. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

COMANCHE CLEAN ENERGY CORPORATION

By:
Name:
Title:

COMANCHE CLEAN ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT A

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of the Warrant)

COMANCHE CLEAN ENERGY CORPORATION

The undersigned hereby irrevocably elects to exercise __________ Warrants at an exercise price per Warrant (subject to adjustment) of $.01 to acquire shares of Ordinary Shares of COMANCHE CLEAN ENERGY CORPORATION., on the terms and conditions specified in the within the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to ________, and directs that the shares of Ordinary Shares deliverable upon the exercise of such Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: ________________, ____
_______________________________________1
(Signature of Owner)

________________________________________
(Street Address)

________________________________________
(City) (State) (Zip Code)

Signature Guaranteed by:
________________________________________

[1]
The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A-2

EXHIBIT B

Registration Rights Agreement

See attached.